Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-53542) of Unit Corporation of our report dated June 28, 2005 relating to the financial statements of Unit Corporation Employees’ Thrift Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

June 28, 2005

End of Filing